SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 Current report pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                          Date of event:  October 2, 2001

                         Commission File Number 0-25416

                              Call-Solutions, Inc.
                 (Name of small business issuer in its charter)

California                                                            33-0563989
(State of Incorporation)                    (I.R.S. Employer Identification No.)

555 Whitehall Street, Atlanta, Georgia                                     30303
(Address of principal executive offices)                              (Zip Code)

                                  (404) 222-0760
              (Registrant's telephone number, including area code)



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ITEM  5.  Other  Events  and  Regulation  FD  Disclosure.

Call-Solutions, Inc. has appointed Bishop Ralph L. Dennis to its Board of Directors to fill a vacancy on Call-Solution's Board. Bishop Dennis brings over 22 years of experience from corporate America. As Bishop of Kingdom Fellowship Covenant Ministries since 1993, Bishop Dennis represents a network of over 100 churches in the United States and worldwide.

Since 1978, Bishop Dennis has served as Pastor of Kingdom Worship Center, in Baltimore, Maryland. Prior to becoming a full-time pastor, Bishop Dennis worked from 1968 to 1973 at Maryland National Bank (currently known as Bank of America), as an Industrial Engineer. From 1973 to 1975, Bishop Dennis worked for Carnation Company as a Sales Representative. From 1975 to 1979 he worked at Exxon as a Marketing Representative for independent dealers. From 1979 to 1983, he worked as a Regional Sales Manager for Frito-Lay, a division of PepsiCo.
From 1983 to 1990, Bishop Dennis worked for L'eggs Hosiery, a division of Sara Lee Corporation, as East Coast Zone Director of Sales and Distribution Operations.

He has also served as CEO and President of Kingdom Community Development Corporation, and R.A.L.P., a limited partnership for low-income housing since 1998. Bishop Dennis has been a Regent for The National Center for Faith Based Initiative base out of West Palm Beach, Florida and a Director of the Joint College of African American Pentecostal Bishops since January of 2001.

Bishop Dennis received his a Bachelor of Science Degree in Mathematics from Morgan State University in 1971 and a Master of Theology from International Bible College and Seminary in 1983.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                 Call-Solutions,  Inc.

October 5 2001                                   /s/  Peter Van Brunt
                                                 ---------------------------
                                                      Peter Van Brunt
                                                 Chief Execuitive Officer


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